UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015 (March 26, 2015)

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 451-0200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 26, 2015, the Board of Directors (the “Board”) of SLM Corporation (the “Company”) appointed to the Board Jim Matheson and Vivian C. Schneck-Last as independent directors of the Company, effective immediately. In connection with the appointments, the Board also voted to increase the number of Board seats from eleven to twelve. Mr. Matheson has been appointed to the Board’s Nominations, Governance, and Compensation Committee. Ms. Schneck-Last has been appointed to the Board’s Risk Committee, and the Executive and Strategic Planning Committee. Mr. Matheson and Ms. Schneck-Last are independent directors who will stand for election at the annual meeting of stockholders in June 2015. In connection with their appointments, each have also been appointed to the board of directors of Sallie Mae Bank, the Company’s Utah industrial bank subsidiary.

Mr. Matheson represented the state of Utah in the U.S. House of Representatives from 2001 to 2015. Mr. Matheson served as a chief deputy whip for the House Democratic Caucus and was a member of the Energy and Commerce, Financial Services, and Transportation and Infrastructure Committees. Earlier this year, he joined Squire Patton Boggs, one of the world’s largest law and public policy firms as a Principal in the public policy practice. Mr. Matheson holds a Bachelor of Arts degree from Harvard University and a Master of Business Administration from the UCLA Anderson School of Management.

Ms. Schneck-Last brings more than 25 years of experience in developing, implementing, and executing strategic technology initiatives at Goldman Sachs & Company, most recently serving as Managing Director, Global Head of Technology Governance. During her tenure, Ms. Schneck-Last played instrumental roles in readying the firm’s information technology function first for becoming a public company and then a bank holding company. Ms. Schneck-Last established the firm’s technology governance function and Technology Risk Committee, founded the Technology Business Development function and was a key liaison with regulators during the firm’s transition to bank holding company status. She holds a Bachelor of Science degree from Touro College and a Master of Business Administration degree from Columbia University.

Mr. Matheson’s and Ms. Schneck-Last’s compensation for their service as directors will be consistent with that of the Company’s other non-employee directors, except that (i) their compensation will be prorated to reflect the portion of the period remaining in the current director term; and (ii) they will not receive the Company’s annual Board member equity award of restricted stock for the current director term. Accordingly, they will receive the pro rata portion of the annual Board member retainer for service on the Board (currently $70,000 per year) and the pro rata portion of the annual committee member retainer for service on the Board’s committees (currently $10,000 per compensable committee per year).

Other than the standard compensation arrangements described above, there are no arrangements or understandings between Mr. Matheson or Ms. Schneck-Last, and any other person pursuant to which they were elected as directors. Mr. Matheson and Ms. Schneck-Last are not party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

99.1*	Press release dated March 30, 2015.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: March 30, 2015	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press release dated March 30, 2015.

*	Furnished herewith.